Exhibit 10.8

Amendment No. 3 to Letter of Agreement

This Amendment No. 3 to the Letter of Agreement (“Amendment No. 3”) with an effective date of October 12, 2022 (“Amendment No. 3 Effective Date”), is made by and between Astrotech Technologies, Inc., and its subsidiaries, a Delaware corporation having its principal place of business at 2105 Donley Drive, Suite 100, Austin, Texas 78758 (“Customer”) and Sanmina Corporation and its subsidiaries, a Delaware corporation having its principal place of business at 2700 North First Street, San Jose, California 95134 (“Sanmina”).

WHEREAS, the Parties previously entered into a Letter of Agreement (the “LOA”) having an effective date of March 24, 2021, concerning the manufacture and supply of scheduled products to Customer, and Amendment No. 1 to Letter of Agreement having an effective date of September 22, 2021, extending the term of the LOA to December 24, 2021, and Amendment No. 2 having an effective date of December 1, 2021, extending the term of the LOA to December 24, 2022 (together, the “Amended LOA”);

WHEREAS, the Parties now desire to enter into Amendment No. 3 to further extend the term of the Amended LOA;

NOW, THERFORE, for valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereto agree the Amended LOA is further amended as follows:

1.    The Parties agree that the Amended LOA shall now expire December 24, 2023, unless otherwise agreed to in writing by both Customer and Sanmina or pursuant to the Amended LOA as further amended herein.

2.    All other terms provided for in the Amended LOA remain unchanged.

IN WITNESS THEREOF, the Parties hereto have executed this Amendment No. 3 by a duly authorized officer or representative as of the Amendment No. 3 Effective Date.

Astrotech Technologies, Inc.		Sanmina Corporation

Signature	/s/ Jaime Hinojosa	Signature	/s/ Randy W. Thomas

Name	Jaime Hinojosa	Name	Randy W. Thomas

Title	CFO	Title	Vice President Business Development

Date	Oct 12, 2022	Date	Oct 20, 2022